                                                                   EXHIBIT 10.20


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
MASTER LEASE AGREEMENT                                           FACILITY CAPITAL CORPORATION
                                                                 333 West Wacker Drive, Suite 1750

                                                                 Chicago, IL  60606
                                                                 (312) 541-6000


LESSEE: Rodman & Renshaw Capital Group, Inc.                     MASTER LEASE AGREEMENT NUMBER:RODM-1
        -------------------------------------------------                                      ------
ADDRESS: 233 South Wacker Drive, Chicago, Illinois  60603        DATE: May 31, 1995
         ------------------------------------------------              ------------

WHEREAS, FACILITY CAPITAL CORPORATION ("Lessor") desires to lease equipment to Lessee, and Lessee desires to lease same from Lessor;
NOW THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree as follows:


1. LEASE

This Master Lease Agreement ("MLA") establishes the general terms and conditions by which Lessor may lease to Lessee the equipment, together with all additions, accessories and alterations now or hereinafter affixed thereto (collectively, the "Equipment"), listed on each Equipment Schedule executed periodically pursuant to this MLA. Each such Equipment Schedule shall incorporate by reference the terms of this MLA, and shall constitute a separate and distinct lease and contractual obligation of the Lessee. In this MLA, the term "Lease" shall refer to an individual Equipment Schedule which incorporates this MLA, and the term "Leases" shall refer to all such Equipment Schedules.
If the provisions of an Equipment Schedule conflict with the provisions of this MLA, the provisions of such Equipment Schedule shall prevail.

2. TERM AND RENT PAYMENTS

The term of each Lease with respect to the Equipment shall begin on the date ("Acceptance Date") on which Lessee executes the confirmation of unconditional acceptance described in section 5, and shall include any "Interim Term" (defined below), the "Basic Term" set forth in the Equipment Schedule relating thereto, any extension of the Basic Term, and any renewal term(s) (collectively, the "Term"). If the Acceptance Date is the first day of a calendar month, then such date shall also be the Commencement Date; otherwise, the Commencement Date shall be the first day of the calendar month following the Acceptance Date. The "Interim Term" as used herein shall be that period from and including the Acceptance Date to the Commencement Date. Lessee shall pay to Lessor on the Commencement Date, as additional rent, an amount equal to one thirtieth (1/30) of the monthly rent payable during the Basic Term as set forth in the Equipment Schedule (the "Monthly Rent") multiplied by the number of days in the Interim Term. The Basic Term shall commence on the Commencement Date.

Lessee's obligation to pay rent shall commence on the Acceptance Date of the Lease. Lessee agrees to pay the total rent for the entire Term, which shall be the total of all Monthly Rent and other required payments as set forth in the Equipment Schedule plus such additional rent amounts as may become due hereunder (the foregoing hereinafter collectively referred to as "Rent"). Except as otherwise provided in this Lease, Rent payments shall be monthly and shall be payable in advance on the first day of each month during the Term of this Lease beginning with the Commencement Date. All Rent payments shall be due and payable whether or not Lessee has received notice or demand that such Rent payments are due, and shall be sent or personally delivered to the address of the Lessor as specified in the Equipment Schedule or as otherwise directed by the Lessor in writing. TIME IS OF THE ESSENCE. PAYMENTS OF RENT WHICH ARE NOT RECEIVED BY LESSOR ON OR BEFORE THE DUE DATE SHALL BE DELINQUENT AND SHALL BE SUBJECT TO A TWO PERCENT (2%) LATE CHARGE FOR EACH FULL AND/OR FRACTIONAL MONTH DELINQUENT (THE "LATE CHARGE RATE"). Such late charges shall be deemed to be Rent and be due


                                      (1)
and payable within ten (10) days of Lessor's issuance of an invoice therefor.

If, upon expiration of the Basic Term hereof, the Equipment Schedule requires Lessee, or grants Lessee the option, to elect to (a) purchase the Equipment,
(b) renew the Lease, or (c) return the Equipment to Lessor as hereinafter provided, or any combination of the foregoing (hereinafter, the "Option" or "Options"), then Lessee shall give written notice to Lessor not more than twelve (12) months nor less than six (6) months prior to such expiration as to which Option Lessee elects. If Lessee fails to so notify Lessor, then the Basic Term of this Lease shall automatically be extended for successive monthly periods until such time as Lessee has provided Lessor with six (6) months prior written notice of its election. If Lessor and Lessee cannot agree on purchase or renewal terms, the Basic Term of this Lease shall be automatically extended for successive monthly periods until such time as a renewal rent is agreed upon by the parties or a purchase or return of the Equipment is effected in accordance with the terms of this Lease. If the Equipment Schedule requires the Lessee to pay a minimum fair market value payment ("Minimum FMV Payment") in connection with a purchase or return of the Equipment upon expiration of the Basic Term, Lessee's obligation to pay such Minimum FMV Payment shall not abate by reason of extension of the Basic Term as provided for in the two immediately preceding sentences. If Lessee elects to renew the Lease in accordance with the terms hereof and any Rent or other payment due hereunder shall be past due upon expiration of the Basic Term (after taking effect of any extension as provided for above), then, at the option of Lessor and without limiting Lessor's rights pursuant to section 19 hereof, the Basic Term of the Lease may be extended for successive monthly periods until such time as all Rent and other payments then due (including those due as a result of extension of the Basic Term) are received by Lessor, whereupon the renewal term will commence as of the first day of the following month. Lessee shall pay the Monthly Rent each month during any extension of the Basic Term. Each Option shall apply to all, but not less than all, of the Equipment subject to the Lease. If any Option to purchase is subject to Lessor's written consent, Lessor's consent may be withheld with or without cause.

If Lessee purchases the Equipment pursuant to the terms of this Lease, the purchase price shall be payable at the expiration of the Term hereof; if Lessee fails to timely make such payment, Lessee shall pay as additional rent an amount equal to one-thirtieth (1/30) of the Monthly Rent for each day delinquent. Any such sale of the Equipment to Lessee will be made "as is, where is" without representation or warranty of any kind except that Lessor will warrant that it owns the Equipment free and clear of any liens, claims or encumbrances created by Lessor. Except in the event of a purchase of the Equipment by Lessee, Lessee agrees to return the Equipment to Lessor at expiration of the Term in accordance with the terms of this Lease. Without limiting the rights and remedies of Lessor in an event of default, if Lessee fails for any reason to re-deliver the Equipment back to Lessor, an agent of Lessor, or to a common carrier consigned for shipment to Lessor, in accordance with Lessor's written instructions, within fourteen (14) days after expiration of the Term of this Lease, then (a) Lessee shall pay as additional rent one hundred fifty percent (150%) of one-thirtieth (1/30) of the Monthly Rent for each of such fourteen (14) days and for each day thereafter until such re-delivery, and (b) Lessee shall have no further right to the Equipment, but until the Equipment is so returned the Lease shall remain in full force and effect as to obligations of the Lessee thereunder. Any Minimum FMV Payment due with the return of the Equipment shall be subject to late charges calculated at the Late Charge Rate if not received by Lessor on or before expiration of the Basic Term.

3. TITLE

This is an agreement of lease only. The Equipment is and shall at all times be and remain the sole and exclusive personal property of Lessor. Nothing herein shall be construed as conveying to Lessee any right, title, or interest in or to the Equipment leased hereunder, except the express interest hereunder of Lessee as a lessee to maintain possession and use of the Equipment for the Term of this Lease. No options or agreements for renewal of the Lease or purchase of the Equipment by Lessee exist, nor shall any be implied, except as specifically stated in the Equipment Schedule.

All the Equipment shall remain personal property (even though said Equipment may hereafter become attached or affixed to realty) and title thereto shall at all times remain in Lessor exclusively. All replacement parts, substitutions, modifications, repairs, alterations, additions, accessories and operating controls incorporated in or affixed to the Equipment (herein collectively called "additions" and included in the definition of Equipment) whether before or after the Commencement Date of this Lease, shall become the sole and exclusive property of Lessor upon being so incorporated or affixed, and shall be returned to Lessor as provided in section 5. At any time during the Term of this Lease, upon request of Lessor, Lessee will promptly affix to the Equipment labels supplied by Lessor in accordance with Lessor's instructions, and keep same affixed throughout the Term of this Lease.

Lessor is hereby authorized by Lessee, at the Lessee's expense, to (i) obtain lien searches on Lessee, and (ii) cause this Lease or any statement or other instrument in respect thereto, showing the interest of the Lessor in the Equipment, to be filed or recorded, or re-filed or re-recorded, with any governmental agency deemed appropriate by Lessor. Lessee agrees to promptly execute and deliver, or cause to be executed and delivered, to Lessor any statement or instrument requested by Lessor for the purpose of showing Lessor's interest in the Equipment, including, without limitation, UCC financing statements, security agreements and waivers of rights in the Equipment from owners and mortgagees of real property wherein the Equipment is located.
Lessee hereby grants to Lessor a limited power of attorney to execute in Lessee's name any UCC financing statements or other documents or instruments deemed necessary by Lessor to protect Lessor's interests in the Equipment. If any item of Equipment includes computer software, Lessee shall execute and deliver, and shall cause the seller or supplier thereof to execute and deliver, all such documents to Lessor as Lessor deems necessary to effectuate the assignment of all applicable software licenses to Lessor. Lessee shall at its expense (a) protect and defend Lessor's title to the Equipment from and against all persons claiming by, through or under Lessee, (b) at all times keep the Equipment free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges, or legal process of any and every type whatsoever, (c) give Lessor immediate written notice of any of the above, and
(d) indemnify, defend and save Lessor harmless of and from any loss, cost or expense (including attorneys' fees) that may be imposed on, incurred by, or asserted against Lessor as a result of any of the events described in (a) or
(b) above.


                                     (2)

4. CHANGES IN EQUIPMENT COST

As used in this Lease, "Equipment Cost" means the total cost to Lessor of purchasing and delivering the Equipment to Lessee and, subject to Lessor's consent, may include taxes, transportation and other charges. To the extent such taxes, transportation and other charges are excluded from Equipment Cost, Lessee agrees to pay such amounts when due or, if paid by Lessor at its option, to remit such amounts to Lessor in accordance with section 8 and section 16. The amount of the Monthly Rent, security deposit, Minimum FMV Payment and other amounts set forth on the Equipment Schedule are based on an estimate of the total cost of the Equipment, which may, but need not be, set forth on the Equipment Schedule, and such amounts shall be adjusted proportionately if the Equipment Cost differs from said estimate. Lessee hereby authorizes Lessor to so adjust the amounts set forth in the Equipment Schedule when the Equipment Cost is known. Lessor will inform Lessee of the adjustments necessary to reflect the Equipment Cost.

5. DELIVERY, ACCEPTANCE AND RETURN OF EQUIPMENT

Without limiting the rights of Lessor in the event of a default by Lessee, Lessor shall at any time prior to the Acceptance Date have the right to terminate this Lease if (a) there shall be, in the reasonable judgment of Lessor, a material and adverse change in Lessee's financial condition, or (b) Lessor, in good faith, otherwise deems itself insecure, or (c) said Equipment is for any reason not delivered to, installed, and unconditionally accepted (as evidenced by execution and delivery of the confirmation of unconditional acceptance hereinafter described) within 90 days after the date of Lessee's execution of the Equipment Schedule pertaining to such Equipment. Upon any termination pursuant to this paragraph, Lessee shall forthwith pay to Lessor all amounts then due under this Lease and any written agreements between Lessee and Lessor in connection herewith (including, without limitation, any progress payment agreement), whereupon if Lessee is not in default and has then fully performed all of its obligations hereunder and under any such written agreements, Lessor will, upon request of Lessee, transfer to Lessee without warranty or recourse any rights that Lessor may then have with respect to such Equipment.

Upon delivery and proper installation of the Equipment at the premises of the Lessee as specified in the Equipment Schedule (the "Premises"), but in no event later than 15 days after such delivery and installation, Lessee agrees to promptly execute and deliver to Lessor a confirmation of unconditional acceptance thereof in the form supplied by Lessor (the "Equipment Acceptance" form). Lessee further agrees to promptly inform Lessor, and in any event prior to executing the Equipment Acceptance, of any defects in the Equipment, or in the installation thereof, which have come to the attention of Lessee or its agents and which might give rise to a claim by Lessee against the seller or manufacturer or any other person, and failure to do so shall be an acknowledgement by Lessee that no such defects in the Equipment or its installation exist to the knowledge of Lessee or its agents.

Except in the event of Lessee purchasing the Equipment from Lessor, upon expiration of the Term of this Lease for any reason whatsoever, Lessee shall return the Equipment to Lessor in good condition and repair, reasonable wear and tear excepted, and operable within the applicable specifications published by the seller or manufacturer thereof. Lessee shall make such return at its expense, by causing the Equipment to be assembled, crated and loaded on board such carrier as Lessor shall specify, and shipping the same, freight and insurance prepaid, to the destination specified by Lessor; provided, however, that Lessor shall reimburse Lessee for any freight charges incurred at the direction of Lessor which may exceed the charges for shipment from the then location of the Equipment to Lessor's principal place of business in Chicago, Illinois. Lessee shall pay to Lessor on demand, as additional rent hereunder, the costs of repairs and replacements (for items of Equipment worn or damaged beyond repair) necessary to then place the Equipment in the condition required by this Lease.

6. DISCLAIMER OF WARRANTIES

Lessee has selected and chosen the type and quality of Equipment herein leased and the seller(s) and manufacturer(s) (hereinafter collectively referred to as "Seller") thereof, as set forth in the Equipment Schedule. Lessor's purchase of the Equipment is in connection with this Lease, and Lessee acknowledges that Lessee has received and approved all the terms and conditions of such purchase including, without limitation, all quotations, purchase orders, purchase agreements and supply contracts. LESSOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS, ADAPTABILITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE, AND AS TO LESSOR, LESSEE LEASES, HIRES AND RENTS THE EQUIPMENT "AS IS." Lessee understands and agrees that neither Seller, nor any agent of Seller, is an agent of Lessor or is in any manner authorized to waive or alter any term or condition of this Lease. No representation as to the Equipment or any other matter by Seller shall be deemed Lessor's representation and in no way shall affect Lessee's duties to perform its obligations as set forth in this Lease. Lessor shall not be liable for any loss or damage suffered by Lessee or by any other person or entity, direct or indirect or consequential, including, but not limited to, business interruption and injury to persons or property, resulting from non-delivery or late delivery, installation, failure or faulty operation, condition, suitability, or use of the Equipment leased by Lessee hereunder, or for any failure of any representations, warranties or covenants made by Seller. Any claims of Lessee shall not be made against Lessor but shall be made, if at all, solely and exclusively against Seller and persons other than the Lessor.
Lessor hereby authorizes Lessee to enforce during the term of this Lease, in its name, but at Lessee's sole effort and expense, all warranties, agreements or representations, if any, which may have been made by Seller to Lessor or to Lessee, and Lessor hereby agrees to assign to Lessee solely for the purpose of making and prosecuting any such claim, all rights which Lessor has against Seller for breach of warranty or other representation respecting the Equipment. At Lessor's option, all cash proceeds or equivalent thereof resulting from any such claim shall be used to repair or replace the Equipment.

7.  USE, CARE AND MAINTENANCE OF THE EQUIPMENT

Lessee shall, at its own expense, maintain the Equipment in good operating condition, repair and appearance, and protect the same from deterioration except for reasonable wear and tear alone. Lessee shall use the Equipment in the ordinary course of Lessee's business only, within the normal capacity of the Equipment, without abuse, and in the manner contemplated by the Seller. Lessee shall comply with Seller's instructions relating to the Equipment, and with any applicable laws and governmental regulations. When generally offered by the Seller, Lessee shall, at its expense, keep in full force and effect, throughout the Term of this Lease, a prime shift maintenance contract with such Seller, and take such other actions necessary to ensure that the Equipment remains eligible for such a contract upon expiration of the Term of this Lease.

Lessee shall not make any modification, alteration, or addition to the Equipment (other than normal operating controls and accessories) without the express written consent of Lessor which shall not unreasonably be withheld. Lessee shall, at its sole cost and expense, make such repairs, alterations and replacements to the Equipment as may be prescribed by Seller or required as a matter of law. Lessee will not permit anyone other than the authorized representatives of the Seller to effect any repair, replacement, alteration, or addition to the Equipment, all of which


                                     (3)
shall be free and clear of all liens, claims and encumbrances and shall immediately become the property of Lessor under the Lease.

Lessee shall retain uninterrupted possession and control of the Equipment and shall at all times use it solely and continuously in the conduct of Lessee's business. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE MAY NOT
(A) SELL, CONVEY, TRANSFER, ENCUMBER, PART WITH POSSESSION OF, ASSIGN OR SUBLEASE, ANY ITEM OF EQUIPMENT OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID AND OF NO FORCE OR EFFECT, (B) RELOCATE OR OPERATE THE EQUIPMENT AT LOCATIONS OTHER THAN THE PREMISES, OR (C) PLACE THE EQUIPMENT, OR ANY ITEM THEREOF, IN STORAGE. NO RELOCATION, ASSIGNMENT, TRANSFER, SUBLEASE OR OTHER DISPOSITION BY LESSEE SHALL, IN ANY MANNER WHATSOEVER, RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER, AND LESSEE SHALL REMAIN PRIMARILY LIABLE TO PAY AND PERFORM ALL OF ITS OBLIGATIONS HEREUNDER. In the event of relocation of the Equipment or any item thereof to which Lessor consents, all costs of any nature whatsoever (including additional taxes and insurance expense) resulting from such relocation shall be promptly paid by Lessee. Lessor shall have the right, during normal business hours, to enter Lessee's premises where the Equipment is located in order to inspect, observe, affix labels or other markings, to remove, or to exhibit the Equipment to prospective purchasers or future lessees thereof, or to otherwise protect Lessor's interest therein, and Lessee shall cooperate in affording Lessor the opportunity to do so.

8. TAXES AND OTHER CHARGES

THIS LEASE IS INTENDED TO BE A NET LEASE, AND PAYMENTS HEREUNDER ARE INTENDED TO BE NET TO LESSOR. All taxes (including, without limitation, gross receipts taxes, personal property taxes and sales, use and leasing taxes), assessments, licenses, registration fees and other charges and together with penalties, interest or fines relating thereto (collectively, "Taxes") that pertain to the Equipment, its acquisition, purchase, use, ownership, transfer or lease which accrue prior to or upon expiration of the Term of this Lease (except for Lessor's federal or state net income taxes), whether such taxes are assessed or would ordinarily be assessed against Lessor or Lessee, shall be timely paid by the Lessee. To the extent possible under applicable law, Lessee agrees to timely report, file, and pay when due such Taxes to the appropriate taxing authority and shall send a copy of any such report or return to Lessor; in case of failure of Lessee to so pay such Taxes, Lessor may pay all or any part of such Taxes, in which event the Taxes so paid by Lessor plus expenses incurred by Lessor in connection therewith (including, without limitation, attorneys' fees) shall be immediately payable by Lessee to Lessor together with interest thereon from the date(s) of Lessor's payment(s) to the date of Lessor's receipt of Lessee's payment therefor at the rate per annum of the greater of 18% or 125% of the prime rate of interest as reported in The Wall Street Journal from time to time but not more than the highest rate permitted by applicable law (the "Delinquency Rate"). Notwithstanding the foregoing, Lessor may elect to invoice Lessee for certain Taxes (including, without limitation, sales, use, gross receipts or other tax that may be imposed on or measured by Rent) as additional rent, which Lessee agrees to pay in accordance with Lessor's invoices therefor.

Lessee shall promptly pay all costs, expenses, and obligations of every kind and nature in connection with the use or operation of the Equipment which may arise, accrue, or become due during the Term of this Lease, whether or not specifically mentioned herein.

9. INDEMNITY

Lessee shall and does hereby agree to indemnify, defend and save Lessor and Lessor's assignee(s) harmless of and from any and all loss, liability (including negligence, tort and strict liability), damage (including, without limitation, Lessee's loss of business or profits), injury, demand and expense (including, without limitation, attorneys' fees) of any kind whatsoever arising out of, on account of, or in connection with (a) this Lease, (b) the Equipment, including, without limitation, its manufacture, selection, purchase, delivery, nondelivery, installation, ownership, possession, seizure, attachment, financing, operation, control, use, maintenance, deinstallation, and the return thereof, and (c) the violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or cleanup. This indemnity shall not be affected or terminated by reason of the expiration of this Lease for any reason, with respect to all or any part of the Equipment, and shall survive the Term of this Lease. However, this indemnity shall not cover any liability, loss, damage, injury, demand or expense arising from events which occur after the Equipment is returned to Lessor pursuant to the terms of this Lease. Lessee agrees to notify Lessor immediately as to any claim, suit, action, damage (including to the Equipment) or injury covered by this section.

10. INSURANCE

Lessee shall, at its own expense, keep the Equipment (including all additions thereto) insured against all risks of loss or damage from every and any cause whatsoever in such form as is satisfactory to Lessor and in an amount sufficient at all times to pay the greater of the full replacement cost of the Equipment or the applicable stipulated loss value payment set forth in the Equipment Schedule (the "Stipulated Loss Value Payment"). All such policies shall protect Lessor and Lessor's assignee(s) and Lessee as their interests may appear, and shall provide that all losses shall be payable to Lessor, and adjusted solely with Lessor.

Lessee shall also, at its own expense, carry public liability insurance, with Lessor and Lessor's assignee(s) as an additional insured, in such amounts with such companies and in such form as is satisfactory to Lessor, with respect to injury to person or property resulting from or based in any way upon or in any way connected with or related to the installation, use or alleged use, or operation of any or all of the Equipment, or its location or condition.

Lessee shall deliver to Lessor, prior to any payments for the Equipment, certificates of insurance or other satisfactory evidence of such insurance, and shall further deliver evidence of each renewal of these policies not less than 30 days prior to expiration thereof. Each such policy shall contain an endorsement providing that the insurer will give Lessor not less than thirty
(30) days prior written notice of the effective date of any modification or cancellation of such policy, or the failure by Lessee to timely pay all required premiums, costs or charges with respect thereto.

In case of failure by Lessee to timely procure or maintain insurance required hereunder, Lessor shall have the right, but not the obligation, to obtain such insurance and any premium or other cost related thereto paid by Lessor shall be immediately due and payable by Lessee to Lessor together with interest thereon at the Delinquency Rate from the date(s) of Lessor's payment(s) to the date of Lessor's receipt of Lessee's payment therefor. The maintenance of insurance policies pursuant to the provisions of this section shall not limit any obligation or liability of Lessee pursuant to section 9, section 11 or any other provision of this Lease.

11. RISK OF LOSS

Until such time as the Equipment is returned and delivered to and accepted by Lessor, pursuant to the terms hereof, Lessee hereby assumes and shall bear the entire risk of loss, damage, theft, destruction or governmental requisition of the Equipment or any portion thereof, from any cause whatsoever, commencing with delivery of such Equipment to Lessee. Without limitation of the foregoing, no loss, damage, theft, destruction or governmental requisition of the Equipment shall relieve Lessee in any way from its obligations hereunder.


                                     (4)

Lessee shall promptly notify Lessor in writing of any loss, damage, theft, destruction or governmental requisition of the Equipment. In the event of any such loss, damage, theft, destruction or governmental requisition of any item of the Equipment (the "Casualty Equipment"), Lessee shall, at the option of
Lessor: (a) promptly place, at Lessee's expense, the Casualty Equipment in good repair, condition and working order in accordance with Seller's specifications and to the satisfaction of Lessor; or (b) promptly replace, at Lessee's expense, the Casualty Equipment with like equipment (the "Replacement Equipment") of the same or a later model of equivalent or greater value and substantially similar or improved in operating performance as compared to the operating performance of the Casualty Equipment, with the same additions as the Casualty Equipment, and in good repair, condition and working order in accordance with Seller's specifications and to the satisfaction of Lessor; or
(c) immediately pay to Lessor the sum of all Rent and other amounts then accrued and unpaid hereunder plus the Stipulated Loss Value Payment then applicable for this Lease together with interest thereon at the Delinquency Rate from the date such payment is due until the date payment in full is received by Lessor. In the event Lessor elects or requires Lessee to repair or replace any such item of Casualty Equipment pursuant to (a) or (b) of the preceding sentence, this Lease shall remain in full force and effect without abatement of rent, and the insurance proceeds received by Lessor, if any, pursuant to section 10, after the use of such funds to pay any unpaid Rent or other amounts then due hereunder, shall be paid to Lessee upon Lessee's furnishing proof satisfactory to Lessor that such repair or replacement has been completed in a satisfactory manner and fully paid for by Lessee. Replacement Equipment acquired pursuant to (b) shall immediately become the property of Lessor under this Lease and shall be conveyed to Lessor free and clear of all liens, claims and encumbrances, and Lessee shall be entitled to whatever interest Lessor may have in the Casualty Equipment "as is," in its then condition and location without warranties of any type whatsoever, express or implied. In the event Lessor elects option (c), then upon payment by Lessee to Lessor of all sums required pursuant to (c): (i) this Lease shall terminate and Lessee shall be entitled to whatever interest Lessor may have in the Casualty Equipment "as is," in its then condition and location without warranties of any type whatsoever, express or implied, and (ii) insurance proceeds received by Lessor, if any, pursuant to section 10 on account of the Equipment shall be paid to Lessee up to the amount of the applicable Stipulated Loss Value Payment.

12. FINANCIAL INFORMATION

Lessee agrees that its applications, statements, and financial reports submitted by it to Lessor, and those of any guarantor(s) of Lessee's performance under this Lease and related agreements ("Guarantor"), are material inducements to the execution by Lessor of this Lease. Lessee represents and warrants that such applications, statements, and financial reports are, and all information hereinafter furnished by Lessee to Lessor will be, true, correct and complete in all material respects and fairly present the financial condition of Lessee (and any Guarantor) for the respective periods covered thereby, and that since the date thereof there has been no material adverse change in such financial condition or operations. Lessee agrees to promptly furnish to Lessor the annual financial statements of Lessee and of any Guarantor, certified by independent certified public accountants, and such interim financial statements and other financial information of Lessee and any Guarantor as Lessor may require during the Term of this Lease. Lessee hereby authorizes Lessor to make credit inquiries with Lessee's bank(s) and trade references from time to time during the Term hereof, and Lessee agrees to provide Lessor with current references upon Lessor's request and to authorize such references to release credit information to Lessor.

Lessee covenants and agrees to provide written notice to Lessor and its assigns if Lessee (a) ceases doing business as a going concern or, if a corporation, ceases to be in good standing or files a statement of intent to dissolve; or
(b) makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under the Federal Bankruptcy Code or any similar Federal or state statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, or fails to have such petition dismissed within thirty (30) days after filing, or consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or all or any substantial part of its assets or properties. Said notice shall be given within five (5) business days after the occurrence of any of the foregoing.

13. DOCUMENTATION

Lessee covenants that it shall promptly and at its expense perform all acts and execute and deliver to Lessor all documents which Lessor deems necessary or desirable to implement the provisions of this Lease and establish and protect the rights, interests and remedies of Lessor and its assigns hereunder. This shall include, without limitation, providing to Lessor (a) the Progress Payment Agreement, Equipment Schedule, Equipment Acceptance and annexes, amendments and exhibits thereto; (b) Uniform Commercial Code financing statements, landlord and mortgagee's waivers, and legal description(s) of the Premises; (c) secretary and incumbency certificates; (d) guarantees; (e) acknowledgements of assignment by Lessor; (f) insurance certificates; (g) copies of tax returns and assessments; (h) cancelled checks and other proof of payment of Rent and other amounts payable hereunder; (i) copies of maintenance contracts, if applicable; and (j) certificates addressed to such persons as Lessor may direct stating that this Lease is in full force and effect, that there are no amendments or modifications thereto (or stating such amendments or modifications), that Lessor is not in default of or breach hereunder (or stating all defaults or breaches claimed by Lessee), setting forth the date to which Rent and other payments due hereunder have been paid, and stating such other matters as Lessor may request. All such documentation shall be in a form acceptable to Lessor.

14. TAX INDEMNITY

Lessee acknowledges that the Monthly Rent and other required payments as set forth in the Equipment Schedule are computed under the assumption that Lessor will be treated for Federal income tax purposes (and, to the extent allowable, for state and local income tax purposes) as the owner of the Equipment and, with respect to the Equipment Cost, will be entitled to accelerated cost recovery deductions as provided under Section 167 and Section 168 of the Internal Revenue Code of 1986 as amended (the "Code"), comparable deductions for state and local income tax purposes, and any income tax credits which may now or hereafter apply under the Code or otherwise (including, without limitation, Investment Tax Credit) (collectively, "Tax Benefits"). Such Tax Benefits are further assumed to commence not later than Lessor's taxable year encompassing the Acceptance Date. Lessee represents and warrants to Lessor that Lessor shall be entitled to take the Tax Benefits and that it has not, and will not, during the Term of the Lease take any action or fail to take any action which, under the Code, will result in the loss or delay of Lessor's realization of all or any part of the Tax Benefits. Lessee agrees to account for this Lease as a true lease for income tax purposes and will take no position on any tax returns or any other document which is inconsistent therewith. Any loss, theft, damage or destruction of the Equipment not resulting in payment of the Stipulated Loss Value Payment shall also constitute an act of Lessee for purposes of this section.

If Lessor's Tax Benefits are lost, reduced, delayed or otherwise


                                     (5)
made unavailable to Lessor (hereinafter called a "Loss") as a result of any act, failure to act or misrepresentation by Lessee, then Lessee shall pay to Lessor, as additional rent, that cash amount which provides Lessor with the same after-tax rate of return on investment (using a 34% Federal income tax rate and a 6.5% state income tax rate) as Lessor would have realized absent the Loss. Such cash amount shall be paid by Lessee to Lessor not later than 15 days after written demand therefor from Lessor accompanied by a written statement reasonably detailing the Loss and the computation of the amount so payable.

15. OTHER COVENANTS AND WARRANTIES OF LESSEE

LESSEE AGREES THAT ITS OBLIGATIONS UNDER THIS LEASE INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY RENT AND ALL OTHER AMOUNTS DUE AND TO BECOME DUE UNDER THE LEASE, ARE ABSOLUTE AND UNCONDITIONAL, AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF ANY INABILITY OF LESSEE TO USE THE EQUIPMENT OR ANY PART THEREOF FOR ANY REASON WHATSOEVER INCLUDING, WITHOUT LIMITATION, WAR, ACT OF GOD, STORMS, GOVERNMENTAL REGULATIONS, STRIKE, OTHER LABOR TROUBLES, LOSS, DAMAGE, DESTRUCTION, LOSS OF POSSESSION OR RIGHT OF POSSESSION, DISREPAIR, OBSOLESCENCE, FAILURE OF OR DELAY IN DELIVERY OF THE EQUIPMENT, FAILURE OF THE EQUIPMENT TO PROPERLY OPERATE FOR ANY CAUSE AND AT ANY TIME, IMPROPER INSTALLATION OR CONDITION, SUITABILITY OR ADAPTABILITY OF THE EQUIPMENT FOR LESSEE'S CAUSE OR PURPOSE, BREACH OF WARRANTY OR COVENANTS OR OTHER ACTS BY SELLER, OR ANY OTHER CAUSE, AND THAT ITS OBLIGATIONS SHALL NOT ABATE DUE TO ANY CLAIM OR DEFENSE AGAINST LESSOR, REGARDLESS OF THE NATURE THEREOF. In the event of any alleged claim, including a claim which would otherwise be in the nature of a set-off, against Lessor, Lessee shall fully perform and pay its obligations hereunder (including all Rent, without set-off or defense of any kind) and its only recourse against Lessor shall be by a separate action.

To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon Lessee by sections 2A-401 and 2A-402, and sections 2A-508 through 2A-522 of the Illinois Uniform Commercial Code including, but not limited to, Lessee's rights to (i) cancel, terminate, repudiate or rescind this Lease; (ii) suspend performance of any of its obligations hereunder; (iii) revoke acceptance of the Equipment; (iv) recover damages or Rent or the Equipment from Lessor for any breaches of warranty or for any other reason; (v) a security interest in the Equipment in Lessee's possession or control for any reason; (vi) sell or otherwise dispose of the Equipment, or claim any expenses in connection therewith; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease or any lease or other agreement at any time executed between Lessee and Lessor; (viii) accept partial delivery of the Equipment; (ix) "cover" by making any purchase or lease of, or contract to purchase or lease, equipment in substitution of that due from Lessor; (x) recover any general, special, incidental or consequential damages for any reason whatsoever; and (xi) specific performance, replevin, detinue, sequestration, claim, and delivery of the like for any item of Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages hereunder or which may otherwise limit or modify any of Lessor's rights or remedies hereunder. Nothing in this paragraph shall be deemed to diminish Lessee's right of quiet enjoyment under the Lease or to limit Lessee's rights and remedies against the Seller of the Equipment.

In order to induce Lessor to enter into this Lease and to lease the Equipment to Lessee hereunder, Lessee represents and warrants that: (a) ORGANIZATION. Lessee is a corporation in good standing and qualified to do business in its state of incorporation and in each State in which the Equipment will be located. (b) POWER AND AUTHORITY. Lessee has the full power, authority and legal right to execute, deliver, and perform this Lease, which has been duly authorized by all necessary corporate action of Lessee. (c) ENFORCEABILITY. This Lease has been duly executed and delivered by Lessee and constitutes the legal, valid and binding obligation of the Lessee enforceable in accordance with its terms. (d) CONSENTS. The execution, delivery and performance of this Lease, including the commitment and payment of rent, does not (i) require the consent of any stockholder, trustee, or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, or (ii) contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or (iii) contravene the provisions of, or constitute a default under, or result in the creation of any lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected. (e) TITLE TO EQUIPMENT. On each Acceptance Date, Lessor shall have good and marketable title to the Equipment subject to the Lease, free and clear of all liens and encumbrances, except for the lien of the seller of the Equipment which will be released upon receipt of payment. (f) NO LITIGATION. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or threatened against or affecting Lessee which (i) involves the Equipment or transactions contemplated by this Lease, or (ii) if adversely determined, could have a material adverse effect on the financial condition, business, or operations of Lessee, or the ability of Lessee to perform its obligations hereunder. (g) NO DEFAULT. Lessee is not in breach of or default under any lease, loan agreement or other instrument to which Lessee is a party. Lessee, if requested, shall provide at Lessee's expense an Opinion of Counsel acceptable to Lessor affirming the covenants and warranties set forth in items
(a) through (g) of this paragraph and opining as to the matters set forth in section 17 hereof.

16.  PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS

In the case of the failure of Lessee to comply with any provision of this Lease, Lessor shall have the right, but not the obligation, to effect such compliance on behalf of Lessee. In such event, all monies spent by and expenses incurred by Lessor in effecting such compliance (including, without limitation, attorneys' fees) shall be immediately due and payable by Lessee to Lessor together with interest thereon at the Delinquency Rate from the date(s) of Lessor's payment(s) to the date of Lessor's receipt of Lessee's payment therefor.


17.  PLEDGE OF ADDITIONAL COLLATERAL; DEBT SUBORDINATION; LETTER OF CREDIT

Prior to Lessor's disbursement of payment for Equipment (including disbursements pursuant to any progress payment agreement), Lessee shall pledge and grant to Lessor a first priority security interest in additional assets (the "Additional Collateral") with a "Collateral Value" (as hereinafter defined) equal to or greater than the Equipment Cost of such Equipment. Until Lessor releases its security interest in the Additional Collateral pursuant to the terms of this section, Lessee shall at its expense keep the Additional Collateral free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges, or legal process of any and every type whatsoever except for the security interest of Lessor. Subject to Lessor's review and approval, the Additional Collateral may include (a) cash; (b) U.S. Treasury bills; (c) American depositary receipts ("ADR's") for foreign stock; and (d) member seats on the Chicago Board of Trade and/or the Chicago Mercantile Exchange (the "Seats"). Collateral Value shall be the aggregate market value of the Additional Collateral, less discounts of 20% and 50% for the ADR's and Seats, respectively. Should the Collateral Value of the Additional Collateral pledged for this Lease fall below the Equipment Cost at any time, Lessee shall pledge and grant to Lessor supplementary Additional Collateral with a Collateral Value equal to or greater than such shortfall within one (1) business

                                     (6)
day after Lessor's demand therefor. Should the Collateral Value of the Additional Collateral pledged for this Lease exceed the Equipment Cost at any time, then if requested by Lessee, any excess Additional Collateral will be released to Lessee after review and confirmation of such excess by Lessor. Lessee may substitute cash for non-cash forms of Additional Collateral with notice to Lessor. Lessee shall pay all costs, fees and expenses of any and every kind whatsoever incurred in connection with the Additional Collateral and Lessor's security interest therein, including, without limitation, brokerage and attorneys' fees.

Lessee covenants to Lessor that Lessee's existing and future debt obligations to Lessee's parent and affiliated companies (collectively, the "Inter-Company Debt") shall be subordinated to Lessee's obligations under this Lease. Such subordination shall remain in effect for the entire Term of this Lease, unless earlier waived by Lessor pursuant to the provisions of the following paragraph. Lessee shall provide written documentation of such subordination acceptable to Lessor on or before the July 15, 1995.

On or before August 31, 1995 (subject to extension at the sole discretion of Lessor by a writing signed by Lessor), Lessee shall, at its sole cost and expense, deliver to Lessor an irrevocable standby letter of credit (the "Letter of Credit") naming Lessor as sole beneficiary in a face amount equal to the total Equipment Cost of the Leases, and in a form and content, and issued by a bank, acceptable to Lessor. Upon Lessor's receipt and acceptance of the Letter of Credit, then (i) Lessor shall release its security interest in the Additional Collateral, (ii) the Inter-Company Debt subordination provisions of the preceding paragraph will be waived, and (iii) the Monthly Rent due for subsequent months of the Basic Term (exclusive of any Monthly Rent payment(s) already received by Lessor) under each Lease shall be reduced by five one hundredths of one percent (.05%) of Equipment Cost. Lessee shall thereafter maintain the Letter of Credit for the entire Term of each Lease; in the event the Letter of Credit shall expire prior to the end of the Term of any Lease, then not less than 30 days prior to expiration of the existing Letter of Credit, Lessee shall deliver to Lessor a substitute Letter of Credit with a face amount equal to the total of the Stipulated Loss Value Payments then applicable for the Leases, and in a form and content, and issued by a bank, acceptable to Lessor. Lessee shall pay all costs, fees and expenses of any and every kind whatsoever incurred in connection with the Letter of Credit, its maintenance and substitution, including, without limitation, transfer fees arising from any assignment of Lessor's interest hereunder to Assignees (as hereinafter defined).

18. EVENTS OF DEFAULT

        An event of default shall occur hereunder if (a) Lessee fails to pay Rent or any other payment required hereunder within five (5) days after the same is due and payable; or (b) Lessee breaches, or fails to perform or observe, any other covenant, warranty, condition, or agreement made or given by Lessee in this Lease or any other document furnished to Lessor in connection herewith, and such breach or failure shall continue unremedied for a period of ten (10) days after the date on which notice thereof shall be given by Lessor to Lessee; or (c) Lessee ceases doing business as a going concern, or, if a corporation, ceases to be in good standing or files a statement of intent to dissolve, or abandons any or all of the Equipment; or (d) Lessee removes from the Premises, places into storage, sells, conveys, transfers, encumbers, parts with possession of, assigns or sublets any item of Equipment or any of its rights or obligations hereunder (except with Lessor's prior written consent pursuant to section 7) or Lessee shall otherwise create, incur, assume or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon or affecting the Equipment, the Additional Collateral (or any item thereof) or this Lease or any of Lessor's or Lessee's interests hereunder; or (e) without Lessor's prior written consent, Lessee shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer or dispose of all or substantially all of its assets; or (f) Lessee, or any Guarantor, has made any material misrepresentation, or failed to disclose a material fact, under this Lease or in connection with any information submitted or furnished to Lessor by Lessee or any Guarantor; or (g) Lessee makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under the Federal Bankruptcy Code or any similar Federal or state statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, or fails to have such petition dismissed within thirty (30) days after filing, or consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or all or any substantial part of its assets or properties; or (h) Lessee shall be in breach of or default under any lease (including, without limitation, any lease of the Premises) or other agreement at any time executed with Lessor or any other lessor or with any lender to Lessee; or (i) any Guarantor shall (I) terminate, repudiate, revoke or disavow any of Guarantor's obligations under his, her or its guaranty or breach any of the terms of such guaranty, or (II) suffer a material adverse change in his, her or its financial condition or other adverse change from the date hereof including, without limitation, Guarantor's death, dissolution, insolvency, liquidation or bankruptcy, and as a result Lessor deems itself to be insecure; or (j) Lessee fails to pledge and grant to Lessor the Additional Collateral, or fails to maintain the Additional Collateral, in accordance with section 17 hereof; or (k) Lessee's Inter-Company Debt obligations are not subordinated to Lessee's obligations under this Lease, in accordance with Section 17 hereof; or (l) Lessee fails to provide and maintain the Letter of Credit in accordance with section 17 hereof, or the issuer of the Letter of Credit shall renounce or repudiate all or any part of its obligations under the Letter of Credit; or (m) Lessee breaches, or fails to perform or observe, any other covenant, warranty, condition or agreement made or given by Lessee in section 17 of this Lease or any other document furnished to Lessor in connection therewith.

19.  REMEDIES

Upon the occurrence of any event of default and at any time thereafter Lessor may, in its sole discretion, do any one or more of the following: (a) upon notice to Lessee, cancel this Lease; (b) by notice to Lessee, require that Lessee return the Equipment to Lessor in accordance with section 5; (c) without court order or other process of law, enter upon the Premises where such Equipment is located and, with respect to all or any item of the Equipment, (i) dispose of, (ii) render unusable, or (iii) take immediate possession of and remove, or any combination of the foregoing, which action(s) shall not constitute a cancellation of this Lease; (d) refuse to purchase or deliver to Lessee the Equipment or such portion thereof not purchased or delivered theretofore; (e) by notice to Lessee, declare immediately due and payable the sum of all Rent and other amounts then accrued and unpaid together with the present value all future Rent and other sums reserved under the Lease for the full term hereof (including any Minimum FMV Payment) discounted at the rate of five percent (5%) per annum (the "Discount Rate"); (f) with or without canceling this Lease, recover from Lessee as liquidated damages (and not as a penalty) either (i) the sum of all Rent and other amounts accrued and unpaid hereunder as of the date of default, plus the Stipulated Loss Value Payment then applicable, plus all legal fees and other costs and expenses incurred by Lessor as a result of the default or the exercise of Lessor's remedies, together with interest on the foregoing at the Delinquency Rate from the date of default to the date of actual payment; OR, at the option of Lessor or as required by any applicable law (ii) the sum of all Rent and other amounts accrued and unpaid hereunder as of the date of entry of judgement in favor of Lessor, plus the present value as of the date of such

                                     (7)
judgement of all future Rent and other sums reserved under the Lease for the full term hereof (including any Minimum FMV Payment) discounted at a rate per anum equal to the Discount Rate, plus an amount that will fully compensate Lessor for any loss of Tax Benefits and residual interest in the Equipment in connection with or arising out of Lessee's default, plus all legal fees and other costs and expenses incurred by Lessor as a result of the default or the exercise of Lessor's remedies, together with interest on the foregoing at the Delinquency Rate from the date of default to the date of actual payment, (g) at any time prior to collection of a judgement for damages, sell or re-lease or otherwise dispose of the Equipment or any item thereof, upon such terms and to such parties as Lessor, in its sole discretion, may elect, and apply any net cash proceeds (after deducting Lessor's costs in connection therewith) to the account of Lessee's obligations hereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (h) draft on the Letter of Credit; (i) exercise any right or remedy which may be available to Lessor under any security document or applicable law pertaining to the Additional Collateral; (j) exercise any right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law or proceed by appropriate court action, without affecting Lessor's title or right to possession of the Equipment, to enforce the terms hereof or to recover damages for the breach hereof or to cancel this Lease.

Lessee shall be liable for all legal fees and other costs and expenses incurred by Lessor and its assigns resulting from any of the foregoing events of default or the exercise of Lessor's remedies, including placing the Equipment in the condition required by section 5, in addition to the Rent and other amounts payable by Lessee hereunder and all other amounts at any time owing by Lessee to Lessor. All such legal fees, costs and expenses shall be payable by Lessee upon demand and, except as otherwise provided herein, interest on the foregoing shall be charged to Lessee at the Delinquency Rate from the date of such demand until the date of Lessor's receipt of Lessee's payment therefor. No remedy referred to in this section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights, nor shall any delay by Lessor in enforcing any of its rights be deemed a waiver thereof.

20.  ASSIGNMENT BY LESSOR

Lessor may at any time transfer, assign or grant any or all of its interest hereunder to others ("Assignees") with or without notice to Lessee. Such Assignees shall have all of Lessor's rights but none of Lessor's obligations hereunder unless expressly assumed by the Assignees, such obligations otherwise remaining with Lessor. In the event that Lessor transfers or assigns its interest hereunder, or grants a security interest in all or any part of this Lease, the Equipment or sums payable hereunder, then Lessee shall (a) promptly upon Lessor's request acknowledge such transfer, assignment or grant by executing an acknowledgement of assignment or such other document(s) as may be reasonably necessary to evidence, secure and complete such transfer, assignment or grant; (b) upon receipt of instructions from Lessor, shall pay Rent and other amounts due hereunder to the designated Assignee in accordance with said instructions; and (c) not permit this Lease to be amended or the terms hereof waived without the prior written consent of the Assignees. Lessee agrees that its obligations hereunder, including its obligation to pay Assignees all Rent and all other sums due and to become due hereunder, is absolute and unconditional, and shall not be subject to, nor shall Lessee assert against the Assignees, any abatement, reduction, recoupment, defense, setoff, claim or counterclaim that Lessee may have against Lessor or any other party, including Seller.

Lessee acknowledges and agrees that any transfer, assignment or grant by Lessor will not materially change Lessee' duties and obligations under this Lease or materially increase the burdens or risks imposed on Lessee. Notwithstanding any such assignment, transfer or grant by Lessor, and so long as no event of default shall have occurred hereunder, neither Lessor nor any Assignee shall interfere with Lessee's right of quiet enjoyment, use and possession of the Equipment in accordance with the terms hereof.

21.  MISCELLANEOUS

IRREVOCABLE. This Lease is irrevocable by Lessee for the full Term hereof and for the aggregate Rent and all other amounts herein reserved.

FINANCE LEASE. Lessee agrees and acknowledges that it is the intent of Lessee and Lessor that this Lease qualify as a "finance lease" as defined in section 2A-103 of the Illinois Uniform Commercial Code.

APPLICATION OF PAYMENTS. Lessor shall have the exclusive right to determine how, and in what amounts, payments received from Lessee (or any Guarantor) are applied to amounts due and past due under the Leases, and such determination shall be conclusive upon the Lessee and any Guarantor.

NOTICES. All notices and demands relating hereto shall be given in writing and shall be deemed given when the same is (a) personally delivered with receipt acknowledged or (b) mailed by certified mail, return receipt requested, with proper postage prepaid, addressed to the party intended to be served at the address set forth in the Equipment Schedule or at such other address designated by notice served in accordance herewith.

SURVIVAL OF OBLIGATIONS. All obligations of Lessee shall survive the expiration of the Term of this Lease.

SUCCESSORS AND ASSIGNS. This Lease is binding upon, and inures to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that Lessee may not assign this Lease, or any of its rights or obligations hereunder, without the prior written consent of Lessor as provided in section 7 hereof.

MULTIPLE LESSEES. If more than one Lessee is named in the MLA or an Equipment Schedule, the liability of each shall be joint and several.

NOT AN OFFER. Neither this MLA nor any Equipment Schedule shall be deemed to constitute an offer or be binding upon Lessor until executed by Lessor's authorized officer.


                                     (8)

SEVERABILITY. The invalidity or unenforceability of any provision of this Lease, in whole or in part, shall not affect the validity or enforceability of the remainder of any such provision or the remaining provisions of this Lease.

TITLES. Section titles are for reference purposes only and are not intended to have legal effect or otherwise affect the interpretation of this MLA or any Equipment Schedule.

COUNTERPARTS. Each Equipment Schedule may be executed in counterparts. Only "Counterpart Number 1" of an Equipment Schedule, together with a photocopy of the executed MLA shall constitute "Chattel Paper" or other "Collateral" within the meaning of the Uniform Commercial Code.

LAW. This MLA and each Equipment Schedule are entered into under and shall be construed in accordance with, and governed by, the laws of the State of Illinois. LESSEE HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS AND WAIVES ANY OBJECTIONS WHICH LESSEE MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. LESSEE EXPRESSLY WAIVES ANY RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN LESSEE AND LESSOR OR LESSOR'S ASSIGNEES.

ENTIRE AGREEMENT. Lessee represents that it has received, read and understands this Master Lease Agreement, and agrees to be bound by its terms and conditions. This Master Lease Agreement and the applicable Equipment Schedule, together with addendums, exhibits and riders thereto: (i) constitute the entire agreement between Lessee and Lessor with respect to the lease of the Equipment,
(ii) supersede all proposals, oral or written, and (iii) and may not be altered or modified except by a writing signed by Lessee, Lessor and Lessor's Assignees, if any.

     Lessee's Initials ____________________

                            ________________________


The person executing this Master Lease Agreement for and on behalf of Lessee warrants and represents to Lessor, which representation and warranty shall survive the expiration of the Term of this Lease for any reason whatsoever, that this Lease and the execution hereof has been duly and validly authorized by Lessee, constitutes a valid and binding obligation of Lessee, and that he has the authority to make such execution for and on behalf of Lessee.

IN WITNESS WHEREOF, this Master Lease Agreement has been executed this 31st day of May, 1995


       LESSEE:                               LESSOR:

       Rodman & Renshaw Capital Group, Inc.  Facility Capital Corporation
       ------------------------------------  ----------------------------
       By:                                   By:
          ---------------------------------     -------------------------

       Name: John T. Hague                   Name: Clyde D. Cady
             ------------------------------        ----------------------
       Title: Chief Financial Officer        Title: President
             ------------------------------         ---------------------



                                     (9)

                  FIRST AMENDMENT TO MASTER LEASE AGREEMENT


This First Amendment to Master Lease Agreement Number RODM-1 dated May 31, 1995 (the "MLA") between Facility Capital Corporation as lessor ("Lessor") and Rodman & Renshaw Capital Group, Inc. as lessee ("Lessee").

WHEREAS, Lessor and Lessee mutually desire to amend the MLA;

NOW, THEREFORE, in consideration of the foregoing premises, and for valuable consideration, the receipt of which is hereby acknowledged, Lessee and Lessor hereby amend the MLA as follows:

1.   Lessee's address is amended in its entirety to read as follows:

     "233 South Wacker Drive, Sears Tower, Suite 4500, Chicago, IL  60606"

2. The following additional paragraph is inserted at the end of section 2 of the MLA:

     "Notwithstanding any provision to the contrary in this MLA or any Equipment Schedule, Monthly Rent originally due on or before October 1, 1995 shall, to the extent not previously paid by Lessee, be due and payable by Lessee to Lessor on the date of Lessor's [or its assignee(s)'] reimbursement to Lessee for items of Equipment for which Lessee remitted deposit(s) to Seller (as hereinafter defined).

3.   Section 17 of the MLA is hereby amended as follows:

(a) In the second paragraph of section 17, the date "July 15, 1995" appearing in the last line of said paragraph, is hereby deleted, and the date "November 1, 1995" is substituted therefor.

                                     (10)

     (b) The third paragraph of section 17 is hereby amended in its entirety to read as follows:

  "On or before November 1, 1995 (subject to extension at the sole discretion of Lessor by a writing signed by Lessor), Lessee shall, at its sole cost and expense, deliver to Lessor or Lessor's Assignees (as hereinafter defined) one or more irrevocable standby letters of credit (which, together with all substitutions and renewals thereof, shall be referred to collectively herein as the "Letters of Credit" and singularly, a "Letter of Credit") naming Lessor or Lessor's Assignees as sole beneficiary in an aggregate face amount equal to the total Equipment Cost of the Leases, and in a form and content, and issued by bank(s), acceptable to Lessor. Upon Lessor's receipt and acceptance of the Letters of Credit, then (i) Lessor shall release its security interest in the Additional Collateral, (ii) the Inter-Company Debt subordination provisions of the preceding paragraph will be waived, and (iii) the Monthly Rent due for subsequent months of the Basic Term (exclusive of any Monthly Rent payment(s) already received by Lessor) under each Lease which has commenced by November 1, 1995 shall be reduced by five one hundredths of one percent (.05%) of Equipment Cost. Lessee shall thereafter continuously maintain the Letters of Credit for the entire Term of each Lease; in the event that any Letter of Credit shall expire prior to the end of the Term of any Lease, then not less than 30 days prior to expiration of such Letter of Credit, Lessee shall deliver to Lessor or Lessor's Assignees substitute or renewal Letter(s) of Credit with face amount(s) which, together with the face amounts of any Letters of Credit which are not then so expiring, have an aggregate face amount not less than the lesser of the total Equipment Cost of the Leases or the total of the Stipulated Loss Value Payments then applicable for the Leases, and in a form and content, and issued by bank(s), acceptable to Lessor. Lessor may at any time transfer its interest under any one or more of the Letters of Credit to Lessor's Assignees in connection with any assignment of Lessor's interest hereunder to such
  Assignees.   Lessee shall pay all costs, fees and expenses of any and every kind whatsoever incurred in connection with the Letters of Credit, their issuance, maintenance, substitution, and renewal, including, without limitation, attorneys' fees and transfer fees arising from any assignment of Lessor's interest hereunder."


                                     (11)

(c) The following additional paragraph is inserted after the third paragraph at the end of section 17:

     "If the proposed Letters of Credit are issued by a foreign bank, or a domestic bank unacceptable to Lessor, then Lessee shall, at its sole cost and expense, provide confirmations by domestic banks acceptable to Lessor, which confirmations shall be in a form and content acceptable to Lessor."

4. Subsection (l) of section 18 is hereby amended in its entirety to read as follows:

     "Lessee fails to provide and maintain the Letters of Credit or required confirmations in strict accordance with section 17 hereof, or the issuer of any Letter of Credit or confirmation shall renounce or repudiate all or any part of its obligations under such Letter of Credit or confirmation;"

5. All other references in the MLA to "Letter of Credit" are hereby amended to read "Letters of Credit."

Except as specifically amended and modified hereby, all of the terms and conditions of the Leases shall stand and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have executed this First Amendment to Master Lease Agreement this 24th day of October, 1995.



       LESSEE:                               LESSOR:

       Rodman & Renshaw Capital Group, Inc.  Facility Capital Corporation

       By:                                   By:
          ---------------------------------     -----------------------------
       Name:                                 Name:
            -------------------------------       ---------------------------
       Title:                                Title:
             ------------------------------         -------------------------


                                     (12)